BY-LAWS

                                       OF

                      COVA FINANCIAL LIFE INSURANCE COMPANY
                 (Amended 6/l/95) (Formerly Xerox Financial Life
                      Insurance Company - Amended 8/12/85)

             (Formerly Industrial Indemnity Life Insurance Company)
                  a California domiciled life insurance company

                                    ARTICLE I

                                     OFFICES

Section 1. Principal Office.

The Board of Directors is hereby granted full power and authority to select the location of the principal office for the transaction of the business of the corporation in the State of California and may change said location by resolution at any time. (Amended 6/l/96)

Section 2. Other Offices.

Branch or subordinate offices may be established at any place or places where the corporation is qualified to do business.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

Section 1. Place of Meetings.

All meetings of the shareholders shall be held at the principal office of the corporation, or at any other place within or without the State of California designated either by the written consent of all shareholders entitled to vote thereat or designated by the Board of Directors. In the absence of such designation, such meetings shall be held at the principal office of the corporation.

Any meeting shall be valid, wherever held, if held by written consent of all the shareholders entitled to vote thereat, given either before or after the meeting and filed with the Secretary of the corporation.

Section 2. Annual Meetings.

An annual meeting of the shareholders to elect directors and to transact such other business as may properly be brought before the meeting shall be held each year at such date, time and place as the Board of Directors may determine. (Amended 6/1/95)

Section 3. Special Meetings - Call - Notice.

Special meetings of shareholders for any purpose or purposes whatsoever, may be called at any time by the Chief Executive Officer, or by the Board of Directors, or by any two or more members thereof, or by one or more shareholders holding at least one-fifth (1/5th) of the voting power of the corporation. Except in special cases where other express provision is made by statute, notice of such special meetings shall be given as provided by law. Notices of any special meeting shall specify in addition to the place, day and hour of such meeting, the general nature of the business to be transacted.

Section 4. Adjourned Meetings and Notice Thereof.

Any shareholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum no other business may be transacted at any such meeting.

When any shareholders' meeting, either annual or special, is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which such adjournment is taken.

Section 5. Entry of Notice.

Whenever any shareholder entitled to vote has been absent from any meeting of shareholders, whether annual or special, an entry in the minutes to the effect that notice has been duly given shall be conclusive and incontrovertible evidence that due notice of such meeting was given to such shareholders, as required by law and the by-laws of the corporation.

Section 6. Voting.

At all meetings of shareholders, every shareholder entitled to vote shall have the right to vote in person or by proxy the number of shares standing in his own name on the stock records of the corporation. Such vote may be by voice vote or by ballot; provided, however, that all elections for directors must be by ballot upon demand made by a shareholder at any election before voting begins. The candidates receiving the highest number of votes up to the number of directors to be elected shall be elected. (Amended 6/1/95)

Section 7. Quorum

The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 8. Consent of Absentees.

The transactions of any meetings of shareholders, either annual or special, however called and noticed, shall be as valid as though had a meeting duly-held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the shareholders entitled to vote, not present in person or by proxy, sign a written waiver of notice, or a consent to the holding of such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 9. Action without Meeting.

Any action which under the provisions of the Corporations Code may be taken at a meeting of the shareholders may be taken without a meeting if authorized by a writing signed by all the holders of shares who would be entitled to vote at a meeting for such purpose and filed with the Secretary of the Corporation.

Section 10. Proxies.

Every person entitled to vote or execute consents shall have the right to do so either in person or by an agent or agents authorized by a written proxy executed by such person or his duly authorized agent and filed with the Secretary of the Corporation; provided that no such proxy shall be valid after the expiration of eleven (11) months from the date of its execution, unless the shareholder executing it specifies therein the length of time for which such proxy is to continue in force, which in no case shall exceed seven (7) years from the date of its execution.

                                   ARTICLE III

                                    DIRECTORS

Section 1. Powers.

Subject to the limitations of the Articles of Incorporation, By-Laws and the California Corporations Code as to actions to be authorized or approved by the shareholders, all corporate power shall be exercised by or under the authority of, and the business and affairs of the corporation shall be controlled by, the Board of Directors.

Section 2. Committees.

A. Executive Committee. The Board of Directors may from time to time appoint from its own number an Executive Committee of three (3) or more members, and shall by resolution fix the Chairmanship of said committee and the members thereof.

     The Executive Committee shall consult with the Chief Executive Officer upon such matters as he may designate. In addition, the Executive Committee shall have authority to exercise, at any time when the Board of Directors is not in session, all powers of the Board of Directors which may be lawfully delegated, and shall report to the Board of Directors all actions taken under such authority.

     The members of the Executive Committee may be allowed a fixed fee, with or without expenses of attendance, for attending a meeting of the committee, such fee to be determined from time to time by resolution of the Board of Directors.

B. Investment Committee. By resolution, the Board of Directors may appoint from its own number, supplemented in the minority by persons other than members of the Board, an Investment Committee which shall have all the powers as designated by the Board, except as limited by statute. The Investment Committee shall be responsible for establishing the Investment Policy of the Corporation, reviewing all of the corporation's investments and shall conduct its business and hold meetings as determined by it from time to time; that a quorum of such Committee shall be a majority of the members of such Committee and that a majority vote of the members present at a meeting of such committee shall constitute the act of such committee. The Investment Committee shall keep a record of its acts and proceedings and report the same to the Board of Directors. (Amended 5/23/86)

C. Standing or Temporary Committees. The Board of Directors may from time to time appoint from its own number, or supplemented in the minority by persons other than members of the Board, standing or temporary committees; and the Board of Directors may from time to time invest such committees which such powers as may be prescribed by the Board.

Section 3. Number of Directors.

Unless and until changed by the Board of Directors as hereinafter provided the number of directors to constitute the Board of Directors shall be nine (9). The Board of Directors, to the extent permitted by law, shall have the power, by resolution, to change the number of directors from time to time provided that any notice required by law of any such change is duly given. Directors need not be shareholders unless the Articles of Incorporation at any time so provide. (Amended 6/l/95)

Section 4. Election and Term of Office.

The directors shall be elected at each annual meeting of shareholders, but if any such annual meeting is not held, or the directors are not elected thereat, the directors may be elected at any meeting of the shareholders. All directors shall hold office until his respective successors are elected.

Section 5. Vacancies.

Vacancies in the Board of Directors may be filled by a majority of the remaining directors, though less than a quorum, and each director so elected shall hold office until his successor is elected at an annual meeting of shareholders, or at a special meeting called for that purpose.

A vacancy or vacancies shall be deemed to exist in case of the death, resignation, or removal of any director, or if the shareholders shall increase the authorized number of directors but shall fail at the voting at which such increase is authorized, or at an adjournment thereof, to elect the additional directors so provided for, or in case the shareholders fail at any time to elect the full number of authorized directors.

The shareholders may at any time elect directors to fill any vacancy not filled by the directors, and may elect the additional directors at the meeting at which an amendment of the by-laws is voted authorizing an increase in the number of directors.

If any director tenders his resignation, the Board shall have the power to elect a successor to take office at such time as the resignation shall become effective. No reduction of the authorized number of directors shall have the effect of removing any director prior to the date of the next annual meeting of shareholders.

Section 6. Place of Meeting.

All meetings of the Board of Directors shall be held at the principal office of the corporation, or at such other place within or without the State of California designated at any time by resolution of the Board or by written consent of all members of the Board.

Section 7. Organization Meeting.

Immediately following each annual meeting of shareholders, the Board of Directors shall hold a meeting for the purpose of organization, election of officers, and the transaction of other business. Notice of such meeting is hereby dispensed with.

Section 8. Regular Meetings. A regular meeting of the Board of Directors shall be held without notice other than this By-Law immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution the time and place, either within or without the State of California, for the holding of additional regular meetings without notice other than such resolution. (Amended 6/1/95)

Section 9. Notice of Adjournment.

Notice of adjournment of any directors' meeting need not be given to absent directors, if the time and place are fixed at the meeting.

Section 10. Entry of Notice.

Whenever any director has been absent from any meeting of the Board of Directors, an entry in the minutes to the effect that notice has been duly given shall be conclusive and incontrovertible evidence that due notice of such meeting was given to such director, as required by law and the by-laws of the corporation.

Section 11. Waiver of Notice.

The transactions of any meeting of the Board of Directors, however called and noticed and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present, and if, either before or after the meeting, each of the directors not present sign a written waiver of notice or a consent to holding such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 12. Quorum.

One-third (1/3rd) of the authorized  number of directors,  but not less than two
(2), shall be necessary to constitute a quorum for the transaction of all business, except to adjourn, as hereinafter provided, and except as provided under Article IV, subsections 4 and 6.

Section 13. Adjournment.

A quorum of two directors may adjourn any directors' meeting to meet again at a stated day and hour; provided, however, that in the absence of a quorum, a majority of the directors present at any directors' meeting may adjourn from time to time.

Section 14. Fees and Compensation.

Directors shall not receive any stated salary for their services as directors, but, by resolution of the Board, a fixed fee, with or without expenses of attendance, may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity, as an officer, agent, employee, or otherwise, and receiving compensation therefor.

Section 15. Meeting by Conference Telephone.

Members of the Board of Directors or any committee thereof may participate in any meeting through the use of conference telephone or similar communications equipment, so long as all members participating in such a meeting can hear one another. Participation in a meeting pursuant to this section constitutes presence in person at any such meeting.

Section 16. Removal of Directors.

Any director may be removed either with or without cause at any time by the affirmative vote of the shareholders of record holding a majority of the outstanding shares of the corporation entitled to vote for the election of directors, given at a meeting of the shareholders called for that purpose, or by the holders of a majority of the outstanding shares entitled to vote for the election of directors without holding a meeting or notice but by merely presenting their majority to the secretary of the corporation in writing for the removal of a director or directors without cause. Any director may be removed with cause by a majority of the total number of directors constituting the entire Board of Directors at a meeting of the Board of Directors. (Amended 6/l/95)

                                   ARTICLE IV

                                    OFFICERS

Section 1. Officers.

The officers of the corporation shall be the Chairman of the Board, Vice Chairman of the Board, President, one or more Vice Presidents, Secretary, and Treasurer. The corporation may also have such other officers as may be elected by the Board of Directors or appointed in accordance with the provisions of
Section 3 of this Article. Officers other than the Chairman of the Board, Vice Chairman of the Board and President need not be directors. One person may hold two or more offices, except those of President and Secretary.

Section 2. Election.

The officers of the corporation required by Section I shall be chosen annually by the Board of Directors, and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or his successor shall be elected or qualified.

Section 3. Other Officers.

The Board of Directors or the Chief Executive Officer, subject to confirmation by the Board of Directors, may appoint such other officers as the business of the corporation may require, each of whom shall have such titles, hold office for such period, have such authority and perform such duties as are provided in the by-laws or as the Board of Directors or the Chief Executive Officer may from time to time determine.

Section 4. Removal and Resignation.

Any officer may be removed, either with or without cause, by a majority of the directors at the time in office, at any regular or special meeting of the Board, or, except in the case of an officer elected by the Board of Directors, by the Chief Executive Officer.

Any officer may resign at any time by giving written notice to the Board of Directors or to the chairman of the Board or to the President. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5. Vacancies.

A   vacancy   in  any   office   because   of   death,   resignation,   removal,
disqualification, or any other cause, shall be filled in the manner prescribed by the by-laws for regular appointment to such office.

Section 6. Chief Executive Officer.

The Board of Directors shall by vote of a majority of the directors in office at the time of any regular or special meeting of the Board at which a majority of the authorized directors are present, designate as Chief Executive Officer either the Chairman of the Board or the President, and may by said majority vote remove such designation. The Chief Executive Officer shall, subject to the authority vested in the Board of Directors, supervise and control all of the business and affairs of the corporation.

Section 7. Chairman of the Board.

The Chairman of the Board shall, if present, preside at all meetings of the shareholders and of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by the by-laws.

Section 8. Vice Chairman of the Board.

The Vice Chairman of the Board shall, in the absence of the Chairman of the Board, preside at all meetings of the shareholders and of the Board of Directors at which he is present and perform such other duties and exercise such other powers as may be from time to time assigned to him by the Board of Directors or the Chairman of the Board or prescribed by the by-laws.

Section 9. The President.

The President shall be the chief operating officer of the corporation in charge of insurance affairs, subject to the direction and control of the Chief Executive Officer. The President shall, in the absence of the Chairman of the Board and the Vice Chairman of the Board, preside at all meetings of the shareholders and of the Board of Directors.

Section 10. Vice Presidents.

Each Vice President shall have such powers and perform such duties as may be from time to time assigned to him by the Board of Directors or the Chief Executive Officer or prescribed by the by-laws.

Section 11. Secretary.

The Secretary shall keep, or cause to be kept, a book of minutes at the principal office, or such other place as the Board of Directors may order, of all meetings of directors and shareholders, with the time and place of holding, how authorized, the notice thereof given, the names of those present at directors' meetings, the number of shares present or represented at shareholders' meetings and the proceedings thereof.

The Secretary shall keep, or cause to be kept, at the principal office or at the Office of the corporation's transfer agent, a share register, or a duplicate share register, showing the names of the shareholders and their addresses, the number of classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give, or cause to be given notice of all the meetings of the shareholders and of the Board of Directors required by the by-laws to be given, and he shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be assigned by the Board of Directors or the Chief Executive Officer or prescribed by the by-laws.

Section 12. Treasurer.

The treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital surplus and shares. Any surplus, including earned surplus, paid-in surplus and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account. The books of account shall at all times be open to inspection by any director.

The treasurer shall have such other powers and perform such other duties as may be assigned to him by the Board of Directors or the Chief Executive Officer or prescribed by the by-laws.

                                    ARTICLE V

                                  MISCELLANEOUS

Section 1. Record Date and Closing Stock Books.

The Board of Directors may fix a time, in the future, not exceeding thirty (30) days preceding the date of any meeting of shareholders, and not exceeding thirty
(30) days preceding the date fixed for the payment of any dividend or distribution, or for the allotment of rights, or when any change or conversion or exchange or shares shall go into effect, as a record date for the determination of the shareholders entitled to notice of and to vote at any such meeting, or entitled to receive any such dividend or distribution, or any such allotment of rights or to exercise the right in respect to any such change, conversion or exchange of shares, and in such case only shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting, or to receive such dividend, distribution or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after any record date fixed as aforesaid. The Board of Directors may close the books of the corporation against transfers of shares during the whole, or any part of any such period.

Section 2. Inspection of Corporate Records.

The share register or duplicate share register, the books of account, the minutes of proceedings of the shareholders and directors shall be open to inspection upon the written demand of any shareholders or the holder of a voting trust certificate, at any reasonable time, and for a purpose reasonably related to his interests as a shareholder, and shall be produced at any time when required by the demand of ten percent (10%) of the shares represented at any shareholder's meeting. Such inspection may be made in person or by an agent or attorney, and shall include the right to make extracts. Demand of inspection other than at a shareholder's meeting shall be made in writing upon the Chairman of the Board, President, Secretary or Assistant Secretary of the corporation.

Section 3. Checks, Drafts, etc.

All checks, drafts or other orders for payment of money, notes, or other evidence of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

Section 4. Annual Report.

Any annual report to the shareholders required by law is hereby expressly dispensed with.

Section 5. Contract, etc./How Executed.

The Board of Directors, except as the by-laws otherwise provide, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances; and unless so authorized by the Board of Directors or Chief Executive Officer, shall have any power or authority to bind the corporation by any contract or engagement, except contracts of insurance, or to pledge its credit, or to render it liable for any purpose, or to any amount; provided, the officers of the corporation are expressly authorized to issue participating policies on its behalf, containing such language with reference to participating as in their discretion will be to the best interests of the corporation.

Section 6. Certificates of Stock.

A certificate or certificates for shares of the capital stock of the corporation shall be issued to each shareholder when any such shares are fully paid up. All such certificates shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary, or be authenticated by facsimile of the signature of the President or a Vice President and the written signature of the Secretary or an Assistant Secretary. Every certificate authenticated by a facsimile of a signature must be countersigned by a transfer agent or transfer clerk, and be registered by an incorporated bank or trust company, either domestic or foreign, as registrar of transfers, before issuance.

Section 7. Representation of Shares of Other Corporation.

The Chief Executive Officer, President or Treasurer of this corporation is authorized to vote, represent and exercise on behalf of this corporation, all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority herein granted to said officers to vote or represent on behalf of this corporation shares in any other corporation or corporations may be exercised either by such officers in person or by a person authorized to do so by proxy or power of attorney duly executed by said officer.

Section 8. Inspection of By-Laws.

The corporation shall keep in its principal office for the transaction of business, the original or a copy of the ByLaws, as amended or otherwise altered to date, certified by the Secretary, which shall be open to inspection by the shareholders at all reasonable times during office hours.

Section 9. Indemnification.

This corporation shall indemnify, to the fullest extent allowed by California law, its present and former directors and officers against expenses, judgments, fines, settlements, and other amounts incurred in connection with any proceeding or threatened proceeding brought against such directors or officer in their capacity as such. Such indemnification shall be made in accordance with procedures set forth by California law. Sums for expenses incurred in defending any such proceeding may also be advanced to any such director or officer to the extent and under the conditions provided by California law.

                                   ARTICLE VI

                                 CORPORATE SEAL

SECTION 1. Corporate Seal.

The Board of Directors may provide a corporate seal in the form of a circle with the name of the corporation inscribed thereon. (Amended 6/1/95).

                                  ARTICLE VII

                                   AMENDMENTS

Section 1. Power of Shareholders.

By-laws may be adopted, amended or repealed, either at a meeting by the vote of shareholders entitled to exercise a majority of the voting power, or by the written assent of such shareholders.

Section 2. Power of Directors.

Authority to adopt, repeal or amend the By-Law fixing the number of directors is hereby delegated to the Board of Directors.